EXHIBIT 10.1
                      E M P L O Y M E N T A G R E E M E N T

     THIS AGREEMENT is made and entered into this 18th day of April, 2002 effective for the term provided herein, by and between Reliv' International, Inc. (hereinafter referred to as the "Company") and Donald Gibbons Jr. (hereinafter referred to as the "Employee").

     WHEREAS, the Employee is presently, and for some time has been, employed as Vice- President of North American Sales for the Company and has contributed to the success of the Company;

     WHEREAS, the Company desires to be assured of the continued association and services of Employee and Employee desires to continue in the employment of the Company on the terms provided herein.

     NOW, THEREFORE, in consideration of (a) Employee's participation in the Company incentive compensation program, (b) the continued employment or retention of Employee by the Company, (c) Employee's entitlement to severance upon termination of employment under Section 4.2 and (d) the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

     1. Employment, Duties and Authority.

          1.1 The Company hereby employs Employee and Employee hereby accepts employment by the Company on the terms, covenants and conditions herein contained.

          1.2 The Employee is hereby employed by the Company as Vice-President of North American Sales. The Employee shall have such duties, responsibilities and authority as the Company shall from time to time provide.

          1.3 During the term of Employee's employment hereunder, and subject to the other provisions hereof, Employee shall devote his full energies, interest, abilities and productive time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company.

     2. Compensation and Benefits.

          2.1 The Company shall pay to Employee during the term of employment hereunder a basic salary at the annual rate provided in Schedule A hereto. Such annual rate of salary may be changed from time to time as the parties agree and such changes shall be reflected on Schedule A when made. Such basic salary shall be paid by the Company to Employee each month, less amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations.

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          2.2 Benefits; Expense Reimbursement.

               2.2.1 The Employee shall be entitled to, and shall receive, all benefits of employment as listed on Schedule A.

               2.2.2 During the term hereof, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Employee's supervisor or the Company may from time to time establish. Employee shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such information relating thereto as the Company shall from time to time require. Such information shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

     3. Term.

     The employment of Employee hereunder shall be for a one year term commencing on the date of this Agreement. Upon the expiration of the initial one year term or any one year renewal term of Employee's employment hereunder, the term of such employment shall be automatically renewed for an additional term of one year, unless Employee or the Company shall give notice of the termination of Employee's employment and this Agreement by written notice to the other more than 30 days prior to the date of expiration of the initial or any renewal term. In the event that such notice of termination shall be given timely, this Agreement shall terminate on the date of expiration of such initial or renewal term.

     4. Termination.

          4.1 The Company shall be entitled to terminate the Employee's employment by written notice to Employee prior to the expiration of its term or any renewal term:

               4.1.1 in the event of an Event of Default with respect to Employee as provided herein, or

               4.1.2 upon the permanent mental or physical disability of Employee as provided herein occurring during the term or any renewal term of Employee's employment hereunder.

          4.2 The Company shall be entitled to terminate the Employee's employment at any time upon five (5) days written notice to Employee, subject to the obligations of paragraph 4.8.

          4.3 For purposes of this Agreement, an Event of Default with respect to Employee shall include:


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               4.3.1 Any failure by Employee to perform his duties,
          responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Employee to cure such failure within a reasonable amount of time after written notice thereof shall have been given to Employee by the Company; or

               4.3.2 Commission by Employee of any material act of dishonesty as an employee of the Company or of disloyalty to the Company, or any wrongful or unauthorized appropriation, taking or misuse of funds, property or business opportunities of the Company.

          4.4 Permanent mental or physical disability of Employee shall be deemed to have occurred hereunder when Employee shall have failed or been unable to perform his duties hereunder on a full-time basis for an aggregate of 60 days in any one period of 90 consecutive days. In calculating the 60 day time period, unpaid leave which qualifies under, and which was provided by the Company pursuant to, the Family and Medical Leave Act of 1993, as amended, shall not be counted.

          4.5 Employee shall be entitled to terminate his employment with the Company under this Agreement prior to the expiration of its term or any renewal term upon thirty (30) days written notice or immediately upon the occurrence of an Event of Default with respect to the Company.

          4.6 For purposes of this Agreement an Event of Default with respect to the Company shall include:

               4.6.1 Any failure by the Company to perform its obligations to Employee under this Agreement and (if such failure can be cured) the failure by the Company to cure such failure within a reasonable amount of time after written notice thereof shall have been given to the Company by Employee;

               4.6.2 The Company shall:

                    (a) admit in writing its inability to pay its debts
               generally as they become due,

                    (b) file a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency under the laws of the United States of America or any state thereof,

                    (c) make an assignment for the benefit of its creditors,

                    (d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,


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                    (e) suffer the entry of an order for relief under any
               chapter of Title 11 of the United Sates Code, or

                    (f) file a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

          4.7 In the event of termination of this Agreement and Employee's employment hereunder by the Company pursuant to paragraph 4.1 or 4.2 hereof, all rights and obligations of the Company and Employee hereunder shall terminate on the date of such termination, except for Employee's right to receive (subject to any rights of set off or counterclaim by the Company) all salary, additional compensation and benefits which shall have accrued prior to the date of such termination as well as all other rights of the Company or Employee which shall have accrued hereunder prior to the date of such termination. The obligation of the Company for any further payment of salary, additional compensation or benefits shall terminate as at the date of such termination, subject to paragraph 4.8.

          4.8 In the event of termination of this Agreement and Employee's employment hereunder by the Company pursuant to paragraph 4.2 hereof, the Company shall be obligated to pay Employee an amount of severance equal to six (6) months salary, payable by the Company to Employee over a twelve
     (12) month period to commence on the date of termination.

          4.9 In the event of termination of this Agreement by Employee in accordance with paragraph 4.5 hereof, all rights and obligations of the Company and Employee hereunder shall terminate on the date of such termination, except for Employee's right to receive (subject to any rights of set off or counterclaim by the Company) all salary, additional compensation and benefits which shall have accrued prior to the date of such termination as well as all other rights of the Company or Employee which shall have accrued hereunder prior to the date of such termination. The Company's obligation for the continued payment of salary, additional compensation and benefits shall terminate as of the date of such termination.

     5. Confidential Information.

          5.1 "Confidential Information" for purposes of this Agreement means any and all information disclosed by the Company to Employee, whether provided or received orally or in writing, relating to or concerning the business, projects, products, processes, formulas, know-how, techniques, designs or methods of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, inventions, ideas, concepts, processes and designs relating to products of the Company, whether now existing or hereafter developed, and all prices, customer or distributor names, customer or distributor lists,


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     marketing and other relationships, whether contractual or not, between the
     Company, its suppliers, customers, distributors, employees, agents, consultants and independent contractors.

          5.2 Employee agrees that he will not disclose any Confidential Information to any person and will not use any Confidential Information for any purpose other than in the performance of his duties for the Company or in the course of business dealings with the Company. Confidential Information shall not include information, which, at the time, Employee can show (i) is generally known to the public other than as a result of disclosure by the Employee or by other wrongful disclosure or (ii) became known to the Employee from a source other than the Company or any of its employees, agents or representatives in a communication not involving a wrongful disclosure.

          5.3 Employee agrees that, during the term hereof or while Employee shall receive compensation hereunder and after termination of his employment with the Company for so long as the Confidential Information shall not be generally known or generally disclosed (except by Employee or by means of wrongful use or disclosure), Employee shall not use any Confidential Information, except on behalf of the Company, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except as authorized by the Company.

          5.4 Without limiting the foregoing, Employee acknowledges and agrees that the Company has developed, and is developing, at great expense, (i) relationships with its distributors and customers; (ii) information and records pertaining to distributors and customers including, but not limited to, genealogies, sales volumes, compensation, rank, addresses and phone numbers; and (iii) technical information concerning products and methods of marketing and sale which is all kept and protected as Confidential Information and trade secrets and are of great value to the Company.

          5.5 Employee acknowledges and agrees that the obligations under this Paragraph 5 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

     6. Inventions.

          6.1 "Inventions" shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by Employee.

          6.2 Employee covenants and agrees to communicate and fully disclose to the Company any and all Inventions made or conceived by him during the performance of his duties for the Company and further agrees that any and all such Inventions which he may


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     conceive or make, during the term hereof or while receiving any compensation or payments from the Company, shall be at all times and for all purposes regarded as acquired and held by him in a fiduciary capacity and solely for the benefit of the Company. The provisions of this subparagraph shall not apply to an invention for which no equipment, supplies, facilities, Confidential Information or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention relates from any work performed by Employee for the Company.

          6.3 Employee acknowledges and agrees that the obligations under this Paragraph 6 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

     7. Writings and Working Papers.

          7.1 Employee covenants and agrees that any and all letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of the Company or in the performance of Employee's duties hereunder, Confidential Information referred to in paragraph 5.1 hereof and all notes, records and drawings made or kept by him of work performed in connection with his employment by the Company shall be and are the sole and exclusive property of the Company and the Company shall be entitled to any and all rights relating thereto. Employee also agrees that upon request he will place all such notes, records and drawings in the Company's possession and will not take with him without the written consent of a duly authorized officer of the Company any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment of the business, books, textbooks, pamphlets, documents work or investigations of the Company.

          7.2 Employee acknowledges and agrees that the obligations under this Paragraph 7 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

     8. Covenant Not to Solicit.

          8.1 Employee acknowledges and agrees as follows:

               8.1.1 That the Company has developed, and is developing and establishing, a valuable and extensive trade in its services and products, including without limitation, nutritional, food and dietary products, and skin care products and that it has developed, and is developing, operations and distributors to sell such products and services throughout the United States and in foreign countries.

               8.1.2 That the Company has developed, and is developing, at great expense, relationships with its distributors and customers and have gathered, and


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          are gathering, information and records pertaining to such distributors and customers including, but not limited to, genealogies, sales volumes, compensation, rank, addresses and phone numbers, all of which are kept and protected as Confidential Information and trade secrets and are of great value to the Company.

               8.1.3 That, during the course of his employment with the Company and during the term of this Agreement, Employee has acquired and will acquire, possession of Confidential Information.

               8.1.4 That the conduct covered by the restrictive covenant in this paragraph includes only a percentage of the total number of individuals who are distributors or potential distributors of products with respect to which Employee has knowledge or expertise, that Employee would be able to utilize his knowledge, experience and expertise for an employer while fully complying with the terms of this paragraph and that the terms and conditions of this paragraph are reasonable and necessary for the protection of the Company's business and assets.

          8.2 Employee agrees that, during the term of this Agreement, for so long as Employee shall be receiving compensation hereunder, and for a period of 24 months from and after the date of termination of this Agreement, he will not, directly or indirectly, whether as an employee, independent distributor, agent, officer, consultant, partner, owner, shareholder or otherwise, solicit, recommend, suggest, or induce any person who is, or at any time during the term of this Agreement has been, a distributor for the Company, to become a distributor for, or otherwise become associated with, any person or organization (other than the Company) engaged in the business of marketing or selling any product or service by means of any direct sales, network marketing or multilevel marketing method or organization.

          8.3 Employee acknowledges and agrees that the obligations under this Paragraph 8 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

     9. Survival

     All provisions of this Agreement provided herein to survive termination of employment of Employee hereunder, shall survive such termination and the Company and Employee shall continue to be bound by such provisions in accordance with the terms thereof. Without limiting the foregoing, the obligations of Employee pursuant to paragraphs 5, 6, 7 and 8 provided herein shall survive such termination and the Employee shall continue to be bound by such provisions in accordance with their terms.


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     10. Assignment.

     The rights and duties of a party hereunder shall not be assignable by that party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and may require the assumption thereof by, any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

     11. Binding Effect.

     This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company. The parties acknowledge and agree that all rights and obligations by and between the parties under this Agreement pertain to subsidiaries and Affiliates of the Company, if appropriate. "Affiliate" shall mean any corporation of which the Company, or any Affiliate, shall own a majority of the capital stock.

     12. Severability.

     If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

     13. Notices.

     All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

     If to the Company:     Robert L. Montgomery
                            Chief Executive Officer
                            Reliv International, Inc.
                            P.O. Box 405
                            Chesterfield, MO 63005

     If to Employee:        Donald Gibbons Jr.
                            P.O. Box 405
                            Chesterfield, MO 63005


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Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

     14. Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

     15. Waivers.

     No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

     16. Governing Law; Jurisdiction.

          16.1 For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Missouri and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Missouri.

          16.2 This Agreement is governed by and construed in accordance with the laws of the State of Missouri. Any and all disputes arising out of or relating to this Agreement will be resolved and determined by arbitration in accordance with existing rules and regulations of the American Arbitration Association. The exclusive location for such arbitration shall be St. Louis, Missouri. The decision of the arbitrator(s) will be final and binding on all parties and the judgment may be entered in a court of competent jurisdiction. Demands for arbitration must be filed within the applicable time period provided by Missouri statute. Failure to make a demand for arbitration within this period will result in the waiver and loss of all claims by Employee with respect to the dispute.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

EMPLOYEE:

   /s/ Donald Gibbons, Jr.
--------------------------------
Donald Gibbons Jr.


RELIV INTERNATIONAL, INC.

By:   /s/ David Kreher
   -----------------------------
      Authorized Officer


Attest:

   /s/ Stephen M. Merrick
--------------------------------
Secretary


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